SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): March 2, 2000



                            COMCAST JOIN HOLDINGS, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



        Delaware                    1-9953                     23-3025248
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(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                            Identification No.)



          c/o Comcast Corporation
1500 Market Street, Philadelphia, Pennsylvania              19102-2148
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 (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number including area code: (215) 665-1700
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Item 5.   OTHER EVENTS

On March 2, 2000, Comcast Corporation ("Comcast") announced that it had completed the acquisition by merger of Jones Intercable, Inc. ("Jones"), an indirect controlled subsidiary of Comcast. Each former Jones shareholder is entitled to receive 1.4 shares of Comcast Class A Special Common Stock for each share of Jones. In the merger, Comcast issued a total of 58.9 million shares of its Class A Special Common Stock and acquired the 60.4% of the stock of Jones that it did not previously own. As a result, Jones has been merged with and into Comcast JOIN Holdings, Inc., a wholly owned subsidiary of Comcast.

A press release announcing the completion of the merger was issued by Comcast on March 2, 2000. The information contained in the press release is incorporated herein by reference. The press release is attached hereto as Exhibit 99.1.

ITEM 7.  Financial Statements and Exhibits.

                 (c)      Exhibits:

                 10.1 Agreement and Plan of Merger among Jones Intercable, Inc., Comcast Corporation and Comcast JOIN Holdings, Inc., dated as of December 22, 1999 (incorporated by reference to Appendix A to Comcast Corporation's Registration Statement on Form S-4, as amended, filed on January 26, 2000).

                  99.1     Press Release dated March 2, 2000.



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

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 3, 1999                       COMCAST JOIN HOLDINGS, INC.

                                            By: /s/ Joseph J. Euteneuer
                                                -----------------------
                                                Joseph J. Euteneuer
                                                Vice President
                                                (Authorized Officer)








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
                                  EXHIBIT INDEX
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     10.1           Agreement and Plan of Merger among Jones  Intercable,  Inc.,
                    Comcast Corporation and Comcast JOIN Holdings, Inc., dated as of December 22, 1999 (incorporated by reference to Appendix A to Comcast Corporation's Registration Statement on Form S-4, as amended, filed on January 26, 2000).


     99.1           Press Release dated March 2, 2000.




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